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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

               SUBSIDIARIES (1)                              SUBSIDIARY JURISDICTION
--------------------------------------------------           -----------------------
Autocom SARL                                                 France
Axess Communication Sp. z o. o.                              Poland
Brightpoint (France) SARL                                    France
Brightpoint (South Africa) (Proprietary) Limited             South Africa
Brightpoint Activation Services LLC                          Indiana
Brightpoint Asia Limited                                     British Virgin Islands
Brightpoint Australasia Pty. Limited                         Australia
Brightpoint Australia Pty Ltd                                Australia
Brightpoint B.V.                                             Netherlands
Brightpoint de Colombia Limited                              British Virgin Islands
Brightpoint de Mexico, S.A. de C.V.                          Mexico
Brightpoint de Venezuela, C.A.                               Venezuela
Brightpoint EMA B.V.                                         Netherlands
Brightpoint EMA Limited                                      United Kingdom
Brightpoint Finland Oy                                       Finland
Brightpoint Germany GmbH                                     Germany
Brightpoint GmbH                                             Germany
Brightpoint Holland B.V.                                     Netherlands
Brightpoint Holdings B.V.                                    Netherlands
Brightpoint India Private Limited                            India
Brightpoint International (Asia Pacific) Pte. Ltd.           Singapore
Brightpoint International Holdings B.V.                      Netherlands
Brightpoint International Ltd.                               Delaware
Brightpoint Latin America, Inc.                              Indiana
Brightpoint Netherlands Holdings B.V.                        Netherlands
Brightpoint New Zealand Limited                              New Zealand
Brightpoint North America L.P.                               Delaware
Brightpoint North America, Inc.                              Indiana
Brightpoint Norway                                           Norway
Brightpoint Philippines, Inc.                                Philippines
Brightpoint Slovakia s.r.o.                                  Slovak Republic
Brightpoint Solutions de Mexico, S.A. de C.V.                Mexico
Brightpoint Sweden AB                                        Sweden
Brightpoint Taiwan Limited                                   British Virgin Islands
Brightpoint Thailand, Inc.                                   Indiana
Brightpoint Zimbabwe (Private) Limited                       Zimbabwe
Ericsson Alliance Proprietary Limited                        South Africa
Eurocom Systems, S.A.                                        France
Mega-Hertz Enterprises SARL                                  France
Mega-Hertz SARL                                              France
Winning Land Company Limited                                 British Virgin Islands
Wireless Fulfillment Services Holdings, Inc.                 Delaware
Wireless Fulfillment Services LLC                            California

(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.